EXHIBIT 4.1

________________________________________________________________________

CHURCH & DWIGHT CO., INC.

$300,000,000 2.450% Senior Notes due 2019

FIRST AMENDMENT

Dated as of March 13, 2015

to

First Supplemental Indenture Dated as of December 9, 2014

to

Indenture Dated as of December 9, 2014

WELLS FARGO BANK, NATIONAL ASSOCIATION

Trustee

________________________________________________________________________

FIRST AMENDMENT TO THE FIRST SUPPLEMENTAL INDENTURE (this “First Amendment”), dated as of March 13, 2015, among CHURCH & DWIGHT CO., INC., a Delaware corporation (the “Company”), having its principal office at 500 Charles Ewing Boulevard, Ewing, New Jersey 08628, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company executed and delivered to the Trustee an indenture, dated as of December 9, 2014 (the “Base Indenture”), and a first supplemental indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), providing for the issuance by the Company of series of debt securities designated as the “2.450% Senior Notes due 2019” (the “Notes”);

WHEREAS, Section 9.01 of the Base Indenture provides, among other things, that without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Base Indenture in order to conform any provision of the Indenture to the “Description of Debt Securities” contained in the Prospectus or any similar provision contained in any supplement to the Prospectus relating to an offering of debt securities under the Indenture (as provided for in an Officer’s Certificate to the Trustee);

WHEREAS, the Finance Committee of the Board of Directors of the Company has been delegated the authority to evaluate and approve proposed changes to the Company’s debt securities;

WHEREAS, the Company intends by this First Amendment to conform Section 2.04(c) and Exhibit A of the First Supplemental Indenture to the Prospectus Supplement, dated as of December 4, 2014, relating to the Notes;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Definitions.  All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Indenture.

ARTICLE II

AMENDMENT OF FIRST SUPPLEMENTAL INDENTURE

Section 2.01  Payment of Principal and Interest.  Section 2.04(c) of the First Supplemental Indenture is hereby deleted and replaced in its entirety with the following:

“(c) Payment of Principal and Interest.  The Notes shall bear interest at 2.450% per annum, from and including December 9, 2014, or from the most recent Interest Payment Date (as defined hereafter) on which interest has been paid or provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum.  Interest shall be calculated on the basis of a 360‑day year comprised of twelve 30-day months.   Interest on the Notes shall be payable semi-annually in arrears in U.S. Dollars on June 15 and December 15 of each year, commencing on June 15, 2015 (each such date, an “Interest Payment Date”).  Payments of interest shall be made to the Person in whose name a Note (or predecessor Note) is registered (which shall initially be DTC) at the close of business on the date (whether or not that date is a business day) immediately preceding such Interest Payment Date (each such date, a “Regular Record Date”), and on the Maturity Date.  If any Interest Payment Date would otherwise be a day that is not a business day, that Interest Payment Date shall be postponed to the next date that is a business day.  If the Maturity Date of the Notes falls on a day that is not a business day, the related payment of principal and interest shall be made on the next business day as if it were made on the date such payment was due, and no interest shall accrue on the amounts so payable for the period from and after such date to the next business day.  For this purpose “business day” means a weekday which is not a day when banking institutions in the place of payment are authorized or required by law or regulation to be closed.”

Section 2.02  Form of the Notes.  Exhibit A of the First Supplemental Indenture is hereby deleted and replaced in its entirety with the following:

“EXHIBIT A

FORM OF NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

CHURCH & DWIGHT CO., INC.

__________________________________

2.450% Notes due 2019

No.: R-1

CUSIP No. 171340 AJ1

ISIN No. US171340AJ15$

CHURCH & DWIGHT CO., INC., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to) for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of DOLLARS ($) on December 15, 2019, and to pay interest thereon from December 9, 2014 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on June 15 and December 15 in each year, commencing June 15, 2015, at the rate of 2.450% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the date immediately preceding the Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of this Security and, unless otherwise paid as hereinafter provided, the interest (if any) thereon will be made at the office or agency of the Company in New York, New York or at such other office or agency as designated by the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check or draft mailed to the Person entitled thereto at the address appearing in the Security Register. Additional provisions of this Security are set forth on the reverse hereof.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

CHURCH & DWIGHT CO., INC.

By:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:

Authorized Signatory

Dated:

Reverse of Security

1.This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of December 9, 2014 (herein called the “Base Indenture”), from the Company to Wells Fargo Bank, National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), as supplemented by the First Supplemental Indenture, dated as of December 9, 2014 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to DOLLARS ($) except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.04, 3.05, 3.06 or 9.06 of the Base Indenture.

2.The Securities of this series are redeemable, in whole or in part from time to time, at the option of the Company at a redemption price equal to the greater of:

(i)	100% of the principal amount of the Securities to be redeemed, and
(ii)

the sum of the present values of the Remaining Scheduled Payments of the Securities to be redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, in each case plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

In addition, at any time on or after November 15, 2019, the Securities of this series are redeemable, in whole or in part from time to time, at the option of the Company at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date (1) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the average of all of these quotations.

“Quotation Agent” means the Reference Treasury Dealer selected by the Company.

“Redemption Date” means the date on which the Notes are redeemed by the Company.

“Reference Treasury Dealer” means (i) each of Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or their respective affiliates that are Primary Treasury Dealers) and their respective successors (ii) one Primary Treasury Dealer selected by Wells Fargo Securities, LLC or its successor; provided, however, if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), the Company shall substitute for such firm another Primary Treasury Dealer; and (iii) two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Security, the amount of the next succeeding Scheduled Interest Payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

“Treasury Rate” means, for any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated, computed as of the second business day immediately preceding that Redemption Date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

3.Upon the occurrence of a Change of Control Triggering Event, unless the Company has previously exercised, or contemporaneously with the Change of Control Triggering Event, exercise its right to redeem the Security pursuant to Section 2 of this Security, each Holder of Security will have the right to require the Company to repurchase all or a portion (equal to $2,000 or an integral multiples of $1,000 above that amount) of such Holder’s  Securities pursuant to the Change of Control Offer, at a purchase price equal to 101% of the principal amount of Securities repurchased plus accrued and unpaid interest, if any, on the Securities repurchased, to, but excluding, the date of repurchase, subject to the right of Holders of Securities on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

“Change of Control” means the occurrence of any of the following:

(i)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than to the Company or one of the Company’s subsidiaries;

(ii)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock, measured by voting power rather than number of shares;

(iii)

the Company consolidates with, or merges with or into, any person (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

(iv)	the first day on which a majority of the members of the board of directors of the Company cease to be Continuing Directors; or
(v)	the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to be a Change of Control under clause (2) above if (A) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (B)(i) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company; provided that, upon the consummation of any such transaction, “Change of Control” shall thereafter include any Change of Control of any direct or indirect parent of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

The Change of Control Offer will be made in accordance with the terms specified in the Indenture.

4.The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness of this Security or (2) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

5.If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

6.The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

7.As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity and security satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such written request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

8.No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

9.As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

10.The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 above that amount.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

11.No service charge shall be made for any such registration of transfer or exchange, but the Company or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

12.Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

13.All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

14.Customary abbreviations may be used in the name of a Holder of Securities or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act). Additional abbreviations may also be used though not in the above list.

15.The Indenture and the Securities shall be governed by and constructed in accordance with the laws of the State of New York.

ELECTION FORM

TO BE COMPLETED ONLY IF THE HOLDER

ELECTS TO ACCEPT THE CHANGE OF CONTROL OFFER

The undersigned hereby irrevocably requests and instructs the Company to repurchase the within Security (or the portion thereof specified below), pursuant to its terms, on the Change of Control Payment Date specified in the Change of Control Offer, for the Change of Control Payment specified in the within Security, to the undersigned,                                 , at                                                  (please print or typewrite name and address of the undersigned).

For this election to accept the Change of Control Offer to be effective, the Company must receive, at the address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of the within Security, either (i) the within Security with this “Election Form” form duly completed, or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth (a) the name of the Holder of the Security, (b) the principal amount of the Security, (c) the principal amount of the Security to be repurchased, (d) the certificate number or description of the tenor and terms of the Security, (e) a statement that the option to elect repurchase is being exercised, and (f) a guarantee stating that the Security to be repurchased, together with this “Election Form” duly completed will be received by the Paying Agent three Business Days prior to the Change of Control Payment Date. The address of the Paying Agent is Wells Fargo Bank, National Association, 150 East 42nd Street, 40th Floor, New York, New York.

If less than the entire principal amount of the within Security is to be repurchased, specify the portion thereof (which principal amount must be $2,000 or an integral multiple of $1,000 above that amount) which the Holder elects to have repurchased: $                    .

Assignment Form

To assign this Security, fill in the form below: (1) or (we) assign and transfer this Security to:

Assignee’s social security or tax I.D. number:

Assignee’s name, address and zip code:

and irrevocably appoint ________________________________________as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: ______________________________________

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

(Participant in a Recognized Signature Guaranty Medallion Program)”

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the First Supplemental Indenture to be duly executed as of the day and year first above written.

CHURCH & DWIGHT CO., INC.

By:	/s/ Matthew T. Farrell
Name:	Matthew T. Farrell
Title:	Executive Vice President,
Chief Operating Officer
and Chief Financial Officer

Trustee:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee
By:	/s/ Martin Reed
Name:	Martin Reed
Title:	Vice President